Exhibit 4.1

THE INTERPUBLIC GROUP OF COMPANIES, INC.

and

SUNTRUST BANK

Trustee

First Supplemental Indenture

Dated as of November 18, 2004

to the Senior Debt Indenture dated as of November 12, 2004

Creating a series of Securities designated

5.40% Notes Due 2009

i

FIRST SUPPLEMENTAL INDENTURE, dated as of November 18, 2004, between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”) and SUNTRUST BANK, a Georgia banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Senior Debt Indenture, dated as of November 12, 2004 (the “Base Indenture”), providing for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 9.01(7) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, Section 3.01 of the Base Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Base Indenture;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to supplement the Base Indenture in so far as it will apply only to a series of Securities to be known as the Company’s “5.40% Notes due 2009” (the “Notes”) issued hereunder (and not to any other series);

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes for purposes of the Notes and the Holders thereof; and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.                 Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect.  The Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes authenticated and delivered under the Base Indenture shall be bound hereby.

SECTION 1.02.                 Definitions.  For all purposes of the Indenture relating to the series of Securities (consisting of the Notes) created hereby, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(1)  unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Supplemental Indenture;

(2)  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(3)  each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture;

(4)  all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by the rules of the Securities and Exchange Commission and not otherwise defined herein, have the meanings assigned to them therein;

(5)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(6)  the word “including” (and with correlative meaning “include”) means including, without limiting the generality of, any description preceding such term; and

(7)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Base Indenture” has the meaning provided in the recitals.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Company” has the meaning provided in the recitals.

“Company Order” or “Company Request” means a written order or request signed in the name of the Company by any two Officers, at least one of whom must be its Chairman of the Board, its President, its Chief Financial Officer, its Chief Accounting Officer, its Treasurer, an Assistant Treasurer or its Controller, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 25 Park Place, 24th Floor, Atlanta, Georgia 30303-2900; Attn: Corporate Trust Division.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03(3)(b).

“Depositary” shall mean the Depository Trust Company or any successor thereto.

“Dollars” and “$” means the lawful money of the United States of America.

“GAAP” means such accounting principles as are generally accepted in the United States of America on the date or time of any computation required hereunder.

“Global Securities” means with respect to the Notes issued hereunder, a global note which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Supplemental Indenture, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount of, all of the outstanding Notes or any portion thereof.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” means May 15 and November 15 of each year.

“Maturity” means the date on which the principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity or by call for redemption or otherwise.

“Notes” has the meaning provided in the recitals.

“Officers’ Certificate” means a certificate signed by any two Officers of the Company, at least one of whom must be its Chairman of the Board, its President, its Chief Financial Officer, its Chief Accounting Officer, its Treasurer or its Controller, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company, and who shall be reasonably acceptable to the Trustee.

“Paying Agent” means any Person authorized by the Company to pay the principal or interest on any Notes on behalf of the Company.  The Company or a Subsidiary or an Affiliate of the Company may act as Paying Agent with respect to any Notes issued hereunder.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security and, for the purposes of this definition, any Security authenticated and delivered under Section 4.01 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal”, “Principal Amount” or “principal” of a Note means the principal of the Note.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

“Regular Record Date” means May 1 or November 1 (whether or not a Business Day).

“Securities” has the meaning specified in the recitals.

“Security Register” means the register, in such office as the Company shall keep at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Company in accordance with Section 3.05 of the Base Indenture, in which the Company shall, subject to such reasonable regulations as it may prescribe, provide for the registration of Securities and of registration of transfers of Securities.

“Stated Maturity” means November 15, 2009.

“Supplemental Indenture” has the meaning provided in the recitals.

“Trustee” has the meaning provided in the recitals and, subject to the provisions of Article 6 of the Base Indenture, any successor to that person.

ARTICLE 2

GENERAL TERMS AND CONDITONS OF THE NOTES

SECTION 2.01.                 Creation of Series; Establishment of Form.  In accordance with Section 3.01 of the Base Indenture, there is hereby created a series of Securities under the Indenture entitled “5.40% Notes Due 2009”.

(1)  The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

(2)  The Trustee shall authenticate or deliver the Notes for original issue in an initial aggregate principal amount of $250,000,000 upon a Company Order for the authentication and delivery of the Notes.  The Company may from time to time issue additional Notes in accordance with Section 3.01 of the Base Indenture.  The Notes issued originally hereunder, together with any additional Notes subsequently issued, shall be treated as a single class for purposes of the Indenture.

(3)  The aggregate Principal Amount of the Notes shall be due and payable at the Stated Maturity unless earlier repaid in accordance with this Supplemental Indenture.  The Stated Maturity of the Notes shall be November 15, 2009.

(4)  The outstanding Principal Amount of the Notes shall bear interest at the rate of 5.40% per annum, from November 18, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on May 15 and November 15 of each year, commencing on May 15, 2005, and at Maturity, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date, until the principal thereof is paid or made available for payment.  Interest on the Notes will be computed on the basis of a 360-day year or twelve 30-day months.

(5)  If any Interest Payment Date, Redemption Date or Maturity date is not a Business Day, the payment of principal or and interest, as applicable, will be made on the next succeeding Business Day.  No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Maturity date, as the case may be, to the next succeeding business day.

(6)  All amounts payable in connection with the Notes shall be denominated and payable in the lawful currency of the United States.

(7)  The Notes shall be payable and may be presented for registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in the State of New York, City of New York, Borough of Manhattan, which shall initially be the office or agency of the Trustee.

(8)  The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. The Company shall enter into an appropriate agency agreement with any agent not a party to the Indenture.  The agreement shall implement the provisions of the Indenture that relate to such agent.  The Company shall give prompt written notice to the Trustee of the name and address of any such agent and any change in the address of such agent.  If the Company fails to maintain a Paying Agent, Security Registrar and/or agent for service of notices and demands, the Trustee shall act as such Paying Agent, Security Registrar or agent for service of notices and demands.  The Company may remove any Paying Agent or Security Registrar upon written notice to such Paying Agent or Security Registrar and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Paying Agent or Security Registrar as evidenced by an appropriate agency agreement entered into by the Company and such successor and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Paying Agent or Security Registrar until the appointment of a successor agent in accordance with clause (i) of this proviso.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or co-registrar.

(9)  Article 12 of the Base Indenture shall have no force or effect in respect of, or application to, the Notes.

(10)                            The Indenture is hereby amended, with respect to the Notes only, by replacing the words, “other than the Securities of such series” with the words “other than the 5.40% Notes due 2009” in paragraph (5) of Section 5.01.

SECTION 2.02.                 Optional Redemption by the Company.

(1)  Right to Redeem; Notice to Trustee and Paying Agent.  The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 5 and 6 of the Notes.  If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee and Paying Agent in writing of the Redemption Date, the Principal Amount of Notes to be redeemed, the Redemption Price and the amount of interest (if any) payable on the Redemption Date.  The Company shall give the notice to the Trustee and Paying Agent provided for in this Section 2.02(1) at least 30 days but not more than 60 days before the Redemption Date.

(2)  Less Than All Outstanding Notes to Be Redeemed.  If less than all of the outstanding Notes are to be redeemed, the Paying Agent shall select the Notes to be redeemed in Principal Amounts of $2,000 or integral multiples thereof.  In the case that the Paying Agent shall select the Notes to be redeemed, the Paying Agent may effectuate such selection by lot, pro rata, or by any other method that the Paying Agent considers fair and appropriate.

(3)  Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at such Holder’s address as it appears on the Note register.

The notice shall identify the Notes to be redeemed and shall state:

(a)                                  the Redemption Date;

(b)                                 the Redemption Price and, to the extent known at the time of such notice, the amount of interest (if any) payable on the Redemption Date;

(c)                                  the name and address of the Paying Agent;

(d)                                 that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price and interest, if any;

(e)                                  that, unless the Company defaults in making payment of such Redemption Price, interest on the Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;

(f)                                    if fewer than all the outstanding Notes are to be redeemed, the certificate number and the Principal Amount of the particular Notes to be redeemed; and

(g)                                 the CUSIP and ISIN number or numbers for the Notes called for redemption.

At the Company’s request, the Paying Agent shall give the notice of redemption in the Company’s name and at the Company’s expense.

(4)  Effect of Notice of Redemption.  Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price.  Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price.

(5)  Sinking Fund.  There shall be no sinking fund provided for the Notes.

(6)  Deposit of Redemption Price.  On or before 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of, and any accrued and unpaid interest (if any) with respect to, all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Security Registrar for cancellation.  If such money is then held by the Company or a Subsidiary or an Affiliate in trust and is not required for such purpose, it shall be discharged from such trust.

SECTION 2.03.                 Payment of Principal or Interest.

(1)  Payments.  Payments of principal and interest on the Notes shall be made in the manner provided for in the Notes.

(2)  Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Security Registrar, the Company shall furnish, or cause the Security Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

(3)  Payment of Interest; Interest Rights Preserved.

(a)                                  Semiannual interest on any Notes that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Notes are registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of semiannual interest on any Notes shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

(b)                                 Except as otherwise specified with respect to the Notes, any semiannual interest on any Notes that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided for in the Notes.

(c)                                  Subject to the foregoing provisions of this Section 2.03 and Section 3.05 of the Base Indenture, Notes delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Notes shall carry the rights to semiannual interest accrued and unpaid, and to accrue interest, which were carried by such other Notes.

ARTICLE 3

GLOBAL SECURITIES

SECTION 3.01.                 Form.  The Notes shall initially be issued in the form of one or more Global Securities.  The Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver such Global Security or Securities in the manner provided for in Article 2 of the Indenture.

SECTION 3.02.                 Transfer.  Notwithstanding any other provisions herein, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for  Notes in certificated form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05 of the Base Indenture, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

SECTION 3.03.                 Notes in Certificated Form.  (1)  If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Notes ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security.  If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a written request by the Company for the authentication and delivery of Notes in certificated form in exchange for such Global Security, shall authenticate and deliver, Notes in certificated form in an aggregate Principal Amount equal to the outstanding Principal Amount of the Global Security in exchange for such Global Security.

(2)  The Company may at any time and in its sole discretion determine that the Notes or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities.  In such event the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a written request by the Company for the authentication and delivery of Notes in certificated form in exchange in whole or in part for such Global Security, shall authenticate and deliver Notes in certificated form in an aggregate Principal Amount equal to the outstanding Principal Amount of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

(3)  If specified by the Company with respect to Notes issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Notes in certificated form on such terms as are acceptable to the Company and such Depositary.  Thereupon the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, without service-charge, (a) to each Person specified by such Depositary a new Note or Notes of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (b) to such Depositary a new Global Security in an authorized denomination equal to the difference, if any, between the Principal Amount of the surrendered Global Security and the aggregate Principal Amount of Notes delivered to the Holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver Notes in certificated form in authorized denominations.  Upon the exchange of the entire principal amount of a Global Security for Notes in certificated form, such Global Security shall be canceled by the Trustee or the Security Registrar.  Except as provided in the preceding paragraph, Notes issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar.  The Trustee or the Security Registrar shall deliver such Notes to the Persons in whose names such Notes are so registered.

ARTICLE 4

RANKING

SECTION 4.01.                 Senior in Right of Payment.  The Notes shall be direct senior obligations of the Company and shall rank (a) senior in right of payment to all existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and (b) pari passu in right of payment with all other unsecured senior indebtedness of the Company.  The Notes are not guaranteed.

ARTICLE 5

MISCELLANEOUS

SECTION 5.01.                 Integral Part.  This Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes only.

SECTION 5.02.                 Adoption, Ratification and Confirmation.  The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.  The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 5.03.                 Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 5.04.                 Governing Law.  THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

SECTION 5.05.                 Conflict of Any Provision of Indenture with Trust Indenture Act.  If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

SECTION 5.06.                 Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 5.07.                 Severability of Provisions.  In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.08.                 Successors and Assigns.  All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 5.09.                 Benefit of Indenture.  Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.

SECTION 5.10.                 Acceptance by Trustee.  The Trustee accepts the amendments to the Base Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Base Indenture.  Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.  All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

		By:	/s/	Ellen Johnson
		Name:		Ellen Johnson
		Title:		Senior Vice President and Treasurer

Attest:

/s/	Nicholas J. Camera
Name:	Nicholas J. Camera
Title:	Senior Vice President, General Counsel and Secretary

SUNTRUST BANK
as Trustee

		By:	/s/	George T. Hogan
		Name:		George T. Hogan
		Title:		Vice President

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE INTERPUBLIC GROUP OF COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS SECURITY OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-F-1

THE INTERPUBLIC GROUP OF COMPANIES, INC.

5.40% NOTES DUE 2009

No. A-1	CUSIP No.: 460690 AU 4
ISIN No.: US460690AU47

The Interpublic Group of Companies, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ or registered assigns, on November 15, 2009 the principal sum of _________ Dollars ($_______________) and to pay interest thereon from ___________________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 15 and November 15 in each year, commencing May 15, 2005, at the rate of 5.40% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the State of New York, City of New York, Borough of Manhattan, in dollars; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

So long as all of the Securities of this series are represented by Securities in global form, the principal of (and premium, if any) and interest on this global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary.  If at any time the Securities of this series are no longer represented by global Securities and are issued in definitive certificated form, then the principal of (and premium, if any) and interest on each certificated Security at Maturity shall be paid in same day funds to the Holder upon surrender of such certificated Security at the Corporate Trust Office of the Trustee, or at such other place or places as may be designated in or pursuant to the Indenture; provided that such certificated Security is surrendered to the Trustee, or at such other place or places as may be designated in or pursuant to the Indenture; provided that such certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal

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procedures.  Payments of interest with respect to such certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By:
Title: Senior Vice President and Treasurer

Attest:

By:
Title: Secretary

Dated: November 18, 2004

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes described in the within- mentioned Indenture and Supplemental Indenture.

SUNTRUST BANK, as Trustee

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF GLOBAL SECURITY]

THE INTERPUBLIC GROUP OF COMPANIES, INC.

5.40% NOTES DUE 2009

1.                                       INTEREST

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), promises to pay interest on the outstanding Principal Amount of this Note at the rate of 5.40% per annum from November 18, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until Maturity.  The Company shall pay interest semiannually in arrears on May 15 and November 15 of each year, commencing on May 15, 2005, and at Maturity, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date, until the principal thereof is paid or made available for payment.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date, Redemption Date or Maturity date is not a Business Day, the payment of principal and interest, as applicable, will be made on the next succeeding Business Day.  No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Maturity date, as the case may be, to the date payment is made.

2.                                       METHOD OF PAYMENT

Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or Maturity date, as the case may be.  Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes.  The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may make such cash payments by check payable in such money.

3.                                       PAYING AGENT AND SECURITY REGISTRAR

Initially, SunTrust Bank, a national banking association (the “Trustee”), shall act as Paying Agent and Security Registrar.  The Company may appoint and change any Paying Agent and Security Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or co-registrar.

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4.                                       INDENTURE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of November 12, 2004 (the “Base Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of November 18, 2004 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.  The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in the Notes.

The Notes are general unsecured obligations of the Company issued in an aggregate Principal Amount of $250,000,000.

5.                                       OPTIONAL REDEMPTION

No sinking fund is provided for the Notes.  The Notes are redeemable in whole or in part, at any time at the option of the Company at the Redemption Price, which shall be equal to the greater of:

(i) 100% of the aggregate principal amount of the Notes to be redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points, each as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date:

•                  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

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•                  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Adjusted Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes (“Remaining Life”).

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means:

•                  each of Citigroup Global Markets Inc., UBS Securities LLC and J.P. Morgan Securities Inc., and their respective successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and

•                  any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

With respect to all Notes or portions thereof to be redeemed as of a Redemption Date, the Holders of such Notes (or portions thereof) shall be entitled, without duplication, to receive accrued and unpaid interest (if any) with respect thereto, which interest shall be paid in cash on the Redemption Date.

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6.                                       NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder’s registered address.  If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date interest shall cease to accrue on such Notes or portions thereof.  Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $2,000.  On or after the Redemption Date interest will cease to accrue on Notes or portions thereof called for redemption.

7.                                       RANKING

The Notes shall be direct senior obligations of the Company and shall rank senior in right of payment to all existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all other unsecured senior indebtedness of the Company.  The Notes are not guaranteed.

8.                                       DEFAULTED INTEREST

Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 3.07 of the Indenture.

9.                                       DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 of Principal Amount and multiplies of $2,000.  A Holder may transfer Notes in accordance with the Indenture.  The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Security Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period of 15 days before any selection of Notes to be redeemed.

10.                                 PERSONS DEEMED OWNERS

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.                                 UNCLAIMED MONEY OR PROPERTY

The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date

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specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company.  After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12.                                 AMENDMENT; WAIVER

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding.  The Indenture or the Notes may be amended without the consent of any Holders under circumstances set forth in Section 9.01 of the Base Indenture.

13.                                 DEFAULTS AND REMEDIES

If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding, may declare the outstanding Principal Amount and any accrued and unpaid interest, of all the Notes to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being declared due and payable immediately upon the occurrence of such Events of Default.

Events of Default in respect of the Notes are set forth in Section 5.01 of the Base Indenture.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security.  Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration.  The Trustee may withhold from Holders notice of any continuing default (except a default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

14.                                 CONSOLIDATION, MERGER, AND SALE OF ASSETS

In the event of a consolidation, merger, or sale of assets to convey, transfer or lease of all or substantially all of Company’s property or assets as described in Section 8.01 of the Base Indenture, the successor corporation to the Company shall succeed to and be substituted for the Company, and may exercise the Company’s rights and powers under this Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and convents under the Indenture and the Notes with respect to its obligations under this Indenture

15.                                 TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

The Trustee, Paying Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise

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deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

16.                                 NO RECOURSE AGAINST OTHERS

A director, officer or employee, as such, of the Company or any subsidiary of the Company or any stockholder as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

17.                                 AUTHENTICATION

This Note shall not be valid until an authorized officer of the Trustee or Authenticating Agent manually signs the Trustee’s certificate of authentication on the other side of this Note.

18.                                 ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                                 GOVERNING LAW

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said state.

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ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranty:

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or
Taxpayer Identification Number:

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